Exhibit 99.2

Active With Me, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the Transactions (as defined below) which were consummated on August 15, 2016, pursuant to the Transaction Documents by and between the parties set out below the Transactions and gives effect to the equity offering.  The Transactions are inclusive of the following:

•                  On April 27, 2016, Rasna Therapeutics Limited sold its stake in Falconridge Holdings Limited to Rasna Therapeutics, Inc. for $1.

•                  On May 5, 2016, Rasna Therapeutics Limited sold its intellectual property to Falconridge Holdings Limited for $236,269.  This was accounted for as an asset acquisition under ASC 350, and the fair value of the intellectual property was deemed to be the $236,269 based on the consideration received.

•                  On May 17, 2016, Arna Therapeutics Limited was merged into Falconridge Holdings Limited and the shareholders of Arna Therapeutics Limited were issued shares of Rasna Therapeutics Inc. in exchange for shares of Arna Therapeutics Limited.

•                  On May 17, 2016, Rasna Therapeutics, Inc. and its subsidiary Falconridge Holdings Limited, entered into an agreement of merger and plan of reorganization with Arna Therapeutics Limited.  Pursuant to the agreement, Arna Therapeutics Limited was merged into Falconridge Holdings Limited and the shareholders of Arna Therapeutics Limited were issued shares of Rasna Therapeutics, Inc. in exchange for shares of Arna Therapeutics Limited.

•                  On August 15, 2016, Rasna Therapeutics, Inc. entered into a plan of reorganization in which each share of Rasna Therapeutics, Inc. common stock is converted into the right to receive .33 shares of common stock, par value $0.001, of Active With Me, Inc.

Because Active With Me, Inc. is a shell company, Rasna Therapeutics, Inc. and Falconridge Holdings Limited were non-trading holding companies and Arna Therapeutics Limited operations will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Arna Therapeutics Limited is deemed to be the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2016 combine the unaudited balance sheet of Active With Me, Inc. at March 31, 2016 with the audited balance sheets of Rasna Therapeutics Limited and Arna Therapeutics Limited, giving effect to the Transactions as if they were consummated on March 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2016 and 2015 include the unaudited statements of operations for the nine months ended March 31, 2016 and year ended June 30, 2015 of Active With Me, Inc., and the audited Rasna Therapeutics Limited and Arna Therapeutics Limited results of operations for the years ended March 31, 2016 and 2015 as if the Transactions were consummated on April 1, 2014.

The results of operations of Active With Me, Inc. for the year ended June 30, 2015 are derived from the audited financial statements of Active With Me, Inc. at June 30, 2015, 2015 and for the year then ended. The unaudited balance sheet as of March 31, 2016 and the results of operations for the nine months ended March 31, 2016 of Active With Me, Inc. are derived from the unaudited condensed financial statements of Active With Me, Inc. as of March 31, 2016 and for the nine months then ended. The results of operations of Rasna Therapeutics Limited and Arna Therapeutics Limited for the years ended March 31, 2016 and 2015 are derived from the respective audited financial statements of Rasna Therapeutics Limited and Arna Therapeutics Limited at March 31, 2016 and each of the two years then ended.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Active With Me, Inc. which are not included in this Form 8-K and the historical financial statements and accompanying notes of Rasna Therapeutics Limited and Arna Therapeutics Limited, which are included in this Form 8-K.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.

Active With Me, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Active With Me, Inc.

Pro-forma Balance Sheet

March 31, 2016

(in US Dollars, except share amounts)

	Active With Me, Inc.	Rasna Therapeutics Limited	Arna Therapeutics Limited	Proforma Adjustments		Active With Me, Inc. Combined as at March 31, 2016
Assets
Current Assets
Cash and cash equivalent	134	5,220,440	—	—		5,220,574
Other receivables	350	15,510	—	—		15,860
Related Party Receivables	—	10,209	607,159	(607,159	)(a)	10,209
Current Assets	484	5,246,159	607,159	(607,159)		5,246,643

Intangible assets	—	—	1,300,000	236,269	(b)	1,536,269
Total Assets	484	5,246,159	1,907,159	(370,890)		6,782,912

Liabilities and Shareholders’ Equity
Liabilities
Current Liabilities:
Accounts and other payables	18,564	318,039	78,227	—		414,830
Related Party Payables	—	622,815	550,000	(607,159	)(a)	565,656
Subscriptions received in advance	—	6,753,754	—	(6,753,754	)(c)	—
Current Liabilities	18,564	7,694,608	628,227	(7,360,913)		980,486
Total Liabilities	18,564	7,694,608	628,227	(7,360,913)		980,486

Shareholders’ Equity
Common stock	3,305	2	356,503	(339,909	)(d)	19,901
Additional paid-in capital	47,795	—	5,746,477	7,329,932	(e)	13,124,204
Accumulated (deficit)/equity	(69,180)	(2,448,451)	(4,824,048)	—		(7,341,679)
Total stockholders’ equity	(18,080)	(2,448,449)	1,278,932	6,990,023		5,802,426
Total Liabilities and shareholders’ Equity	484	5,246,159	1,907,159	(370,890)		6,782,912

See notes to pro forma condensed combined financial statements

Active With Me, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Condensed Pro Forma Statement of Operations:

Active With Me, Inc.

Pro-forma Statement of operations

Year Ended March 31, 2016

	9 Months Ended	Year Ended
	Active With Me, Inc.	Rasna Therapeutics Limited	Arna Therapeutics Limited	Proforma Adjustments		Active With Me, Inc. Combined for the year ended March 31, 2016

Revenue	—	—	—	—		—
Cost of Sales	—	—	—	—		—
Gross Profit	—	—	—	—		—

Research and development	—	1,056,644	—	—		1,056,644
Consultancy fees, third party	—	—	67,500	—		67,500
Consultancy fees, related party	—	—	350,000	—		350,000
Legal and professional fees	—	135,176	99,930	—		235,106
Foreign exchange loss / (gain)	—	(3,701)	—	—		(3,701)
Equity based payments to non-employees	—	—	60,676	—		60,676
General and administrative expenses	1,822	312,014	—	—		313,836
						—
Loss from operations	(1,822)	(1,500,133)	(578,106)	—		(2,080,061)

Loss before income tax	(1,822)	(1,500,133)	(578,106)	—		(2,080,061)

Income tax expense	—	—	—	—		—

Net loss	(1,822)	(1,500,133)	(578,106)	—		(2,080,061)

Net loss per share	(0.00)			—		(0.10)
Weighted-average common shares outstanding	3,305,000			—	(f)	19,901,471

See notes to pro forma condensed combined financial statements

Active With Me, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Active With Me, Inc.

Pro-forma Statement of operations

Year Ended March 31, 2015

	Year Ended June 30, 2015	Year Ended March 31, 2015
	Active With Me, Inc.	Rasna Therapeutics Limited	Arna Therapeutics Limited	Proforma Adjustments		Active With Me, Inc. Combined for the year ended March 31, 2015

Revenue	—	—	—	—		—
Cost of Sales	—	—	—	—		—
Gross Profit	—	—	—	—		—

Research and development	—	584,261	1,125,000	—		1,709,261
Consultancy fees, third party	—	—	67,500	—		67,500
Consultancy fees, related party	—	—	350,000	—		350,000
Legal and professional fees	—	27,400	103,230	—		130,630
Foreign exchange loss / (gain)	—	(1,984)	—	—		(1,984)
Equity based payments to non-employees	—	—	117,304	—		117,304
General and administrative expenses	16,757	338,641	5,364	—		360,762
Loss from operations	(16,757)	(948,318)	(1,768,398)	—		(2,733,473)

Loss before income tax	(16,757)	(948,318)	(1,768,398)	—		(2,733,473)

Income tax expense	—	—	—	—		—

Net loss	(16,757)	(948,318)	(1,768,398)	—		(2,733,473)

Net loss per share	(0.01)			—		(0.14)
Weighted-average common shares outstanding	3,305,000			—	(f)	19,901,471

See notes to pro forma condensed combined financial statements

Active With Me, Inc.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a)                                 To record the combining elimination adjustment of related party receivable and payable balances between Rasna Therapeutics Limited and Arna Therapeutics Limited.

(b)                                 To record Rasna Therapeutics Limited intellectual property purchased by Falconridge Holdings Limited for $236,269.

(c)                                  To record replacement for Rasna Therapeutics Inc. share subscription, initially received by Rasna Therapeutics Limited.  Total of 19,187,500 shares issued at $0.40 per share in the amount of $7.7 million, net of $921 thousand in issuance costs.

(d)                                 Adjustment in common stock is due to: (i) Rasna Therapeutics Inc. share subscription of 19,187,500 shares at $0.0001 par value, (ii) write off of Rasna Therapeutics Limited and Arna Therapeutics Limited historical common stock par values and (iii) adjustment to reflect the additional share capital in Active With Me, Inc. after giving effect to Merger and Split-Off.

(e)                                  Adjustment in additional paid-in capital is due to: (i) Rasna Therapeutics Inc. share subscription of 19,187,500 shares net of par value, (ii) write off of Rasna Therapeutics Limited and Arna Therapeutics Limited historical additional paid-in capital, (iii) Rasna Therapeutics Limited intellectual property purchased by Falconridge Holdings Limited and (iv) adjustment to reflect the additional share capital in Active With Me, Inc. after giving effect to Merger and Split-Off.

(f)                                   Adjustments to weighted-average common shares outstanding: (i) exchange of 35,650,289 Arna Therapeutics Limited shares for shares of Rasna Therapeutics Inc., (ii) Rasna Therapeutics Inc. share subscription of 19,187,500 shares, (iii) total share capital of 54,837,789 converted into the right to receive .33 shares of common stock in Active With Me, Inc, and (iv) the Company’s cancellation of 1,500,000 shares in the Split-Off.